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                                   EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-56764) pertaining to the 1992 Stock Option Plan, 1992 Director Stock Option Plan, Employee Stock Purchase Plan and Employee Stock Ownership Plan, the Registration Statement (Form S-8 No. 333-03583) pertaining to the Patterson Dental Company Capital Accumulation Plan of Patterson Dental Company, the Registration Statement on Form S-3 (No. 333-19951) and the Registration Statement on Form S-3 (No. 333-41199) of our reports dated May 20, 1998, with respect to the consolidated financial statements and the financial statement schedule included in this Annual Report (Form 10-K) of Patterson Dental Company for the year ended April 25, 1998.


                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 16, 1998

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